EXHIBIT 10.1

[CHINA INTERNATIONAL TRAVEL SERVICE BEIJING LETTERHEAD]

TRAVEL SERVICES AGREEMENT

THIS TRAVEL SERVICES AGREEMENT ("Agreement"), is entered into as of the 8th day of October, 2012, by and between Privileged World Travel Club, Inc., a Delaware corporation ("Privileged"), and China International Group Travel (“CIGT”) a division of China Travel Service Limited, a Republic of China Government Enterprise (“CITS”).  Each of Privileged and CIGT may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

(A)

Privileged provides exclusive travel services to persons who elect to join the prestigious Privileged World Travel Club (the “Privileged Travel Club”) and international travelers bound for the United States.

(B)

CIGT is a key state-owned large corporation in China integrated with travel service, sales of duty-free products, development and management of real estates in tourism resorts, communications and transport, electronic commerce, and other general services.

(C)

Privileged and CIGT desire to enter into an agreement whereby Privileged will have the exclusive right to provide international travel related services for Chinese citizens traveling from China to and between nine select cities in the United States.

(D)

CIGT desires to grant such rights to Privileged, and agrees to work with Privileged in connection with the provisions of international and US-based travel and tourism packages pursuant to the terms and conditions of this Agreement.

(E)

Privileged agrees to work with CIGT to provide such travel related services and tourism packages to CIGT for such Chinese citizens, pursuant to the terms and conditions of this Agreement.

(F)

Privileged and CIGT have determined that it is to the mutual advantage of Privileged and CIGT to enter into this Agreement upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, the Parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

1.

Exclusive Provider of Travel and Tourism Services; Cities.

(A)

As of the date of this Agreement, CIGT owns a national network with 122 CIGT branches and sub-branch offices across the whole country to provide service wherever people travel within China, and CIGT is seeking to expand its international travel to select US cities.

(B)

Upon execution of this Agreement, and once the Privileged Website (defined below) becomes operational, CIGT agrees to use the Privileged Website exclusively, in connection with booking travel and tourism packages, and Privileged agrees to be the exclusive provider travel and tourism packages, to the following cities: San Francisco, California; Los Angeles, California; Las Vegas, Nevada; Chicago, Illinois; Miami, Florida; Boston, Massachusetts; New York, New York; New Orleans, Louisiana; and Orlando, Florida (collectively, the “Travel Cities”).

(C)

For purposes of this Agreement, the term “Privileged Website” shall mean a travel-related website, using proprietary reservation software, that permits the preparation of consolidated itineraries (the “Consolidated Itineraries”) for travel within China, through a link to TravelSky to be provided by CIGT, and for international travel and travel within the US, including travel relating to the Travel Cities.

2.

Term. This Agreement shall commence on execution of this Agreement, and shall continue through December 31, 2015 (the “Original Term”), and may be renewed for additional one (1) year periods upon written agreement by the Parties (each an “Additional Term”).

3.

CIGT Duties and Obligations.  Pursuant to this Agreement, CIGT agrees to do the following:

(A)

CIGT agrees to book all travel for Chinese Citizens traveling to any one or more of the Travel Cities (collectively, the “Covered Travelers”) through the Privileged Website.

(B)

CIGT further agrees that it will provide to Privileged a functional link (together with all necessary technical support for functionality) to TravelSky Technology Limited (“TravelSky”, a Chinese State-owned enterprise and dominant provider of IT solutions to China's air travel and tourism industries.  Moreover, CIGT agrees to obtain all necessary and proper permission and approval from TravelSky for use of the link on the Privileged Website.

(C)

CIGT further agrees to use the Privileged to book all domestic travel for the Covered Travelers in connection with their travel to the Travel Cities, using the link to TravelSky on the Privileged Website.  By way of example and not limitation, CIGT agrees to use the Privileged Website to book travel for a Chinese Traveler from his or her local province to Beijing or Shanghai, for travel to one or more of the Travel Cities.

(D)

CIGT further agrees to pay for all booked travel pursuant to the terms to be provided by Privileged in connection with applicable tour packages for the Travel Cities.

4.

Privileged Duties and Obligations.  Pursuant to this Agreement, Privileged agrees to do the following:

(A)

Privileged agrees to build a develop the Privileged Website, which will have the functionality to book both domestic travel within China, through the link to TravelSky, and international travel and travel to and between the Travel Cities, using proprietary reservation software, and which will have the ability to provide consolidated itineraries for both Chinese domestic travel and international travel to and among the Travel Cities.

(B)

Through the Privileged Website, Privileged will provide consolidated itineraries for both the Chinese domestic travel and international travel to and among the Travel Cities by the Covered Travelers, which itineraries will include the information for domestic travel within China, as well as international air, US-based hotel, travel, tourism, and other package offerings, for the entire US portion of the tour or trip by the Covered Travelers.

(C)

Privileged will work with CIGT to arrange package tours to the Travel Cities, and will provide tour guide and assistance for such tours, pursuant to agreements, the terms and conditions of which will be determined by the Parties.

5.

Mutual Confidential Trade Secret Obligations.

(A)

Confidential Trade Secret Information. It is understood by the Parties that CIGT agrees that at any time including upon termination of this Agreement, it will not, either individually, as an entity, or through or with the aid or assistance of others, solicit, take, misappropriate, or misuse any of the property of Privileged, such as the Privileged Web Site, marketing, bookings, any computer data, passenger name records, notebooks, name files, data, books, records or accounts, consolidator partner programs, vendor overrides, service fee schedule(s), contract forms, including but not limited to this Agreement, Privileged compensation, or other confidential information used by or in Privileged’s business. This prohibition includes all forms of computer data. This data is recognized by CIGT as the confidential property and information of Privileged, whether said confidential information originated with Privileged, or a Privileged business contact. CIGT agrees not to divert current or future Privileged customers, sales, or business away from Privileged to any travel agency, CIGT entity, or any other business engaged in the sale of travel services, while still engaged in a business relationship with Privileged, and after the termination of this Agreement.

(B)

It is understood by the Parties that Privileged agrees that at any time including upon termination of this Agreement, it will not, either individually, as an entity, or through or with the aid or assistance of others, solicit, take, misappropriate, or misuse any of the property of CIGT, such as any CIGT website, marketing, client lists, client bookings, any computer data, passenger name records, notebooks, name files, data, books, records or accounts, consolidator partner programs, vendor overrides, service fee schedule(s), contract forms, including but not limited to this Agreement, CIGT compensation, or other confidential information used by or in CIGT business. This prohibition includes all forms of computer data. This data is recognized by Privileged as the confidential property and information of CIGT, whether said confidential information originated with CIGT, or a CIGT business partner.  Privileged agrees not to divert current or future CIGT customers, sales, or business away from CIGT to any travel agency, Privileged entity, or any other business engaged in the sale of travel services, while still engaged in a business relationship with CIGT, and after the termination of this Agreement.

6.

Indemnification.

(A)

Indemnification by CIGT. Promptly upon demand, CIGT shall defend, indemnify and hold harmless Privileged and its directors, officers, shareholders, agents and employees (collectively, the "Privileged Indemnified Parties") against and in respect of the following matters set forth in this Section 7(a):

(i)

Any and all liabilities, obligations, costs, expenses, losses, damages, claims or deficiencies arising from the assertion against Privileged Indemnified Parties or its respective successors and assigns, or any claim for the payment or performance of any and all obligations or liabilities of CIGT, of each and every nature whatsoever.

(ii)

Any and all liabilities, obligations, costs, expenses, losses, damages, claims or deficiencies resulting, directly or indirectly, from any misrepresentation or omission, breach of warranty or non-fulfillment of any covenant, condition or agreement of CIGT contained in this Agreement or in any certificate, instrument, agreement, guarantee or other document furnished or to be furnished to Privileged hereunder or in connection with the transactions contemplated hereby.

(iii)

Any and all actions, suits, proceedings, demands, assessments and judgments relating, directly or indirectly, to the foregoing, and any and all costs and expenses reasonably incurred (including, by way of example and not limitation, all legal and accounting fees and court costs) incidental, directly or indirectly, to the foregoing.

(B)

Indemnification by Privileged. Promptly upon demand, Privileged shall defend, indemnify and hold harmless CIGT and its directors, officers, shareholders, agents and employees (collectively, the " CIGT indemnified Parties") against and in respect of the following matters set forth in this Section 7(b):

(i)

Any and all liabilities, obligations, costs, expenses, losses, damages, claims or deficiencies arising from the assertion against CIGT Indemnified Parties or its respective successors and assigns, or any claim for the payment or performance of any and all obligations or liabilities of Privileged, of each and every nature whatsoever.

(ii)

Any and all liabilities, obligations, costs, expenses, losses, damages, claims or deficiencies resulting, directly or indirectly, from any misrepresentation or omission, breach of warranty or non-fulfillment of any covenant, condition or agreement of Privileged contained in this Agreement or in any certificate, instrument, agreement, guarantee or other document furnished or to be furnished to CIGT hereunder or in connection with the transactions contemplated hereby.

(iii)

Any and all actions, suits, proceedings, demands, assessments and judgments relating, directly or indirectly, to the foregoing, and any and all costs and. expenses reasonably incurred (including, by way of example and not limitation, all legal and accounting fees and court costs) incidental, directly or indirectly, to the foregoing.

7.

Payments to Tax Authorities. Each Party is solely responsible for payment of all their respective taxes required in connection with the operations of each entity's travel agency business.

8.

 Industry Changes. In the event of industry changes affecting this Agreement, each Party shall have the right to call for a meeting within ten (10) days to discuss the terms of renegotiation of this Agreement.

9.

 Termination. In addition to those provisions for termination set forth above in section 2, termination also occurs in the following instances: (1) either Party may terminate this Agreement after twenty-four (24) hours have elapsed when either Party has put Privileged’s right to do business with any entity in jeopardy; (2) either Party may terminate this Agreement for any other breach of contract under this Agreement upon ten (10) days written notice to the other Party, during which time such breaching Party shall have the opportunity to cure such breach, if possible and acceptable to the non-breaching Party; and (3) upon the expiration of the Original Term, and any Additional Term.

10.

 Severability. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalid in any manner.

11.

 Complete Agreement, Modification or Waiver. This Agreement represents the complete understanding of the Parties. This contract may he amended after the date, hereof, in writing, including agreements by e-mail by and between the signed Parties. Any amendment, modification, termination or waiver shall be binding when in writing and signed by the Party or Parties against whom the amendment, modification, termination or waiver is sought to be enforced.

12.

 Authority. Privileged has no authority to bind, obligate, or commit CIGT by any promise or representation. CIGT has no authority to bind, obligate, or commit Privileged by any promise or representation.

13.

Due Organization; Good Standing; Authority of Privileged. Privileged is duly organized, validly existing and in good standing under the laws of the State of Delaware. Privileged is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any agreement to which it is a party.

14.

Due Organization; Good Standing; Authority of CIGT. CIGT is duly organized, validly existing and in good standing under the laws of the Republic of China. CIGT is not in breach or violation of, and the execution, delivery and performance of this Agreement will not result in a breach or violation of, any agreement to which it is a party.

15.

 Jointly Bargained Agreement and No Drafting Presumption. This Agreement constitutes the jointly bargained agreement of the Parties, and the construction of this Agreement shall not be altered or influenced by the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement.

16.

 Signatory's Warranty. The person who execute

17.

s this Agreement on behalf of any Party hereto expressly represents and warrants that such company and person has full and complete authority to do so, knowing that the other Party or Parties intend to rely solely thereon.

18.

Waiver. The waiver by either Party of a specific breach of, or default under, this Agreement by the other Party shall not be deemed a waiver of any subsequent breach or default.

19.

 Attorney Review. The Parties represent that they have carefully read this Agreement and have consulted with their attorney, to the extent they deemed appropriate.  The Parties affirmatively state that they understand the contents of this Agreement, and sign this Agreement as their free act and deed.

20.

 Facsimiles of Signatures. The Parties acknowledge that signatures on this Agreement and certain other documents to be delivered in connection with this Agreement may be delivered by Facsimile in lieu of any original signature, and the Parties agree to treat such signatures as original signatures and shell be bound thereby.

21.

 Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery with a receipted copy of such delivery, (b) by certified or registered United States mail, return receipt requested, postage prepaid, or (c) by facsimile transmission with an original mailed by first class mail, postage prepaid, to the following addresses:

(a)

If to Privileged:

Attn: Gregory Lykiardopoulos, Chief Executive Officer

1 Blackfield Drive

Tiburon, CA 94920

Fax: (415) 888-3271

(b)

if to CIGT, to:

Attn: Peter Zhuang, Vice President of International Division

CITS Building, No. 1 Dongdan Beidajie

Dongchen District

Beijing, China

Facsimile:

or to such other address of which written notice in accordance with this Section shall have been provided to the other Parties. Notices may only he given in the manner hereinabove described in this Section and shall be deemed received three (3) days after given in such manner; provided however, that any notice sent by facsimile shall be deemed to have been given as of the date of the transmission.

22.

 Applicable Law. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of California.  The Parties consent to the jurisdiction of the state and federal courts of the State of California located in the County of San Francisco.

23.

Publicity. Except as required of Privileged in light of its nature as a publicly reporting company with the US Securities and Exchange Commission, which shall be expressly permitted by CIGT, all other notices to third parties and all other publicity concerning the transactions contemplated by this agreement shall be jointly planned and coordinated by and between CIGT and Privileged.

24.

 Remedies. The Parties hereto acknowledge that in the event of a breach of this Agreement by CIGT, any claim for monetary damages hereunder may not constitute an adequate remedy, and that it may therefore be necessary for the protection of Privileged to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof, or to seek such other injunctive remedies or relief as may be applicable, without the requirement of the posting of any bond in connection therewith.

25.

Confidential. Subject to the provisions of Section 22 above, Privileged and CIGT shall keep, or cause to be kept confidential, all information received in connection with this Agreement.

26.

No Party Deemed Drafter. All Parties to this Agreement have had the opportunity to consult and obtain advice of legal counsel in the negotiation and preparation of this Agreement. Accordingly, this Agreement has been drafted on the basis of the Parties' mutual contributions of language and the Agreement is not to be construed against any Party as being the drafter of this Agreement.

27.

Tax Advisors. Each Party hereby acknowledges and agrees that each has been advised and encouraged by their respective legal counsel to consult with their own independent tax advisors regarding the taxable consequences of this transaction.

28.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

29.

Assignment. Each Party agrees this Agreement is not assignable without the written consent of the other Party.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement, on the date first above written.

PRIVILEGED WORLD TRAVEL CLUB, INC.

a Delaware corporation

By:

/s/ Gregory Lykiardopoulos

Name:

Gregory Lykiardopoulos

Its:

Chief Executive Officer

CHINA INTERNATIONAL GROUP TRAVEL

a division of CHINA INTERNATIONAL TRAVEL SERVICE LIMITED

a Republic of China Government Enterprise

By:

/s/ Peter Zhuang

Name:

Peter Zhuang

Its:

Vice President of International Division